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Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-137679, 333-133857, 333-129983, 333-126302, 333-126192, 333-120278, 333-110821, 333-100107, 333-82624, 333-70224, 333-60882, 333-30044, and 333-86311) of Ditech Networks, Inc. of our report dated July 10, 2008 relating to the financial statements and financial statement schedule, which appears in this Form 10-K.

/s/ PRICEWATERHOUSECOOPERS LLP

San Jose, California
July 14, 2010

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  Exhibit 23.2